EXHIBIT 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of April 4, 2008, by and between GREGORY L. PROBERT (the “Executive”) and HERBALIFE INTERNATIONAL OF AMERICA, INC., a Nevada corporation (the “Company”).
     WHEREAS, the Executive and the Company are parties to that certain Employment Agreement dated as of October 10, 2006 (the “Employment Agreement”); and
     WHEREAS, the Company and Executive wish to amend the Employment Agreement as provided for herein.
     NOW, THEREFORE, in consideration of the foregoing, the Employment Agreement is amended as follows, effective as of the date hereof:
     1. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
(a) Salary. Executive shall receive a salary at the per annum rate of Nine Hundred Sixty Thousand Dollars ($960,000), payable in accordance with the Company’s payroll practices for Senior Executives (as defined in Section 3(b) below). Executive’s Salary shall be subject to an annual review and adjustment in the discretion of the Chief Executive Officer, subject to approval by the Board’s Compensation Committee. Executive’s Salary shall be subject to a reduction of not more than ten percent in the event that the Company adopts an across-the-board reduction for Senior Executives and the Chief Executive Officer, in which event such percentage reduction shall not exceed the smallest percentage reduction imposed on any Senior Executive or the Chief Executive Officer.
     2. Section 3(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
(c) Bonus. If the Company shall achieve the applicable bonus target set annually by the Board’s Compensation Committee (the “Performance Target”), then the Company shall pay Executive a cash bonus in an amount equal to one hundred percent (100%) of Executive’s Target Bonus (as defined below) calculated in accordance with the Company’s then current bonus plan in effect for its Senior Executives. The Performance Target utilized for calculating Executive’s bonus shall be the same as that utilized in calculating the primary bonus (and not the APT bonus) for its Chief Executive Officer. Executive’s “Target Bonus” shall be an amount equal to one hundred twenty five percent (125%) of Executive’s annual salary for the year with respect to which the bonus is to be paid, and the maximum bonus payable to Executive shall be an amount equal to two hundred fifty percent (250%) of Executive’s annual salary for the year with respect to which the bonus is to be paid. Any bonus will be paid in the calendar year following the completion of the relevant calendar year at such time bonuses are paid to the Company’s other Senior Executives.
     3. Concurrent with the execution of this Amendment, Executive shall receive the following equity awards in accordance with the terms and conditions of the Herbalife Ltd. 2005 Stock Incentive Plan:
     (a) 290,740 stock appreciation rights with respect to the common shares of Herbalife Ltd. (the “Common Shares”) (A) with a per share base price equal to the fair market value of a Common Share on the date of grant, (B) with a seven (7) year term and (C) to become vested based on the achievement of specified levels of compound annual growth rate of the Common Shares, subject to Executive’s continued employment with the Company for four years from the date of grant, except as otherwise provided in the applicable award agreement (attached hereto as Exhibits A and B); and
     (b) a restricted stock unit award with respect to 81,550 Common Shares to become vested at a rate of 30% per year on each of the first three anniversaries of the date hereof and 10% on the fourth anniversary of the date hereof, subject to Executive’s continued employment with the Company through each applicable vesting date, except as otherwise provided in the applicable award agreement (attached hereto as Exhibit C).
     4. In consideration for the awards described in Paragraph 3 above, Section 3(d) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
(d) Long-Term Incentives. Executive shall be eligible to participate in the Company’s long-term incentive plan for Senior Executives, if any. The size, form, and timing of grants, if any, shall be consistent with competitive practice, internal position responsibilities and performance, and shall be subject to the joint approval of the Chief Executive Officer and the Board’s Compensation Committee.
     5. The Company will pay all reasonable out-of-pocket attorneys’ fees and financial representation costs incurred by Executive in connection with the evaluation and negotiation of this Amendment in an amount not to exceed Ten Thousand Dollars ($10,000).
     6. Except as expressly provided herein, the provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:	/s/ Brett R. Chapman
Name: Brett R. Chapman
Title: General Counsel

EXECUTIVE

/s/ Gregory L. Probert

Gregory L. Probert
[Signature Page to Amendment No. 1 to Employment Agreement]